Exhibit 99.1

AWBC – 2008 Q2 Earnings

July 24, 2008

AMERICANWEST BANCORPORATION

NEWS RELEASE

AMERICANWEST BANCORPORATION ANNOUNCES

2008 SECOND QUARTER FINANCIAL RESULTS AND PLANS TO IMPROVE CAPITAL LEVELS

SPOKANE, WASHINGTON, July 24, 2008 (Business Wire) - AmericanWest Bancorporation (NASDAQ: AWBC, “Company”) today announced its second quarter 2008 financial results, which included the following:

•	Net interest margin (tax-equivalent) of 4.19%.

•	Provision for loan losses of $16.4 million, or 3.68% of average loans (annualized).

•	Net charge-offs of $11.7 million, or 2.63% of average loans (annualized).

•	Allowance for credit losses to total loan ratio increase of 24 basis points to 1.86% over March 31, 2008.

•	Increase in the level of non-performing assets to 3.44% of total assets at June 30, 2008 with $10.2 million subsequent pay-downs improving the ratio to 2.96%.

•	Non-interest income growth of 21% on a linked quarter basis and 9% from Q2 2007.

•	Success of expense control initiatives reflected in flat non-interest expense for Q2 2008 as compared to prior year.

For the quarter ended June 30, 2008, the Company recognized a net loss of $6.2 million, or $0.36 per diluted share, as compared with a net loss of $31.6 million, or $1.83 per diluted share for the first quarter of 2008 and net income of $4.5 million or $0.26 per diluted share for the same period in 2007. For the six months ended June 30, 2008, the Company recognized a net loss of $37.8 million, or $2.19 per diluted share, as compared with net income of $6.7 million, or $0.47 per diluted share for the same period of the prior year. Included in the first quarter 2008 results was a non-cash goodwill impairment charge of $27 million, or $1.57 per diluted share. Excluding the impact of this charge, the first quarter net loss totaled $4.6 million, or $0.26 per diluted share and the six months ended June 30, 2008 net loss totaled $10.8 million, or $0.63 per diluted share. On April 1, 2007, the Company acquired Far West Bancorporation and the financial results have been consolidated since that date.

“Our strong results with fee revenue, up 9%, and expense control, which resulted in non-interest expense being flat compared to the same period last year, were offset by an elevated loan loss provision and anticipated margin compression,” remarked Robert M. Daugherty, President and Chief Executive Officer. “We remain focused on the timely identification and resolution of problem loans, and our provision and charge-off levels are reflective of the reality of collateral valuations in some of our residential construction and development markets. Measurable progress in liquidating problem loans is being made, as evidenced by a 15% reduction in the level of non-performing loans since June 30.” “I remain impressed by the dedication, motivation and customer focus

AWBC – 2008 Q2 Earnings

July 24, 2008

of our professional staff of community bankers. We are ensuring that our customers continue to receive the high level of service that the employees in our 63 financial centers provide on a daily basis. An extensive outreach effort has been initiated to combat the recent sensationalized media attention focused on the safety and security of the banking industry.”

Capital:

Total shareholders’ equity at June 30, 2008 was $243.8 million and total tangible shareholders’ equity was $127.7 million, or $7.42 per share. At March 31, 2008, total shareholder’s equity was $250.8 million and total tangible shareholders’ equity was $133.9 million, or $7.78 per share. As of June 30, 2008, the Company and AmericanWest Bank were “adequately capitalized” by regulatory standards and the Company’s tangible equity ratio was 6.41%. AmericanWest Bank’s capital ratios as of June 30, 2008 exceeded the threshold for “well-capitalized” status on two of the three regulatory capital ratios, as reflected in the table below.

	Actual		Adequately Capitalized		Well Capitalized
($ in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2008:
Total capital to risk weighted assets:
AWBC	$193,106	9.72%	$158,954	8.00%	N/A	N/A
AWB	192,132	9.68%	158,778	8.00%	$198,472	10.00%
Tier I capital to risk weighted assets:
AWBC	168,169	8.46%	79,477	4.00%	N/A	N/A
AWB	167,223	8.43%	79,389	4.00%	119,083	6.00%
Leverage capital, Tier I capital to average assets:
AWBC	168,169	8.43%	79,829	4.00%	N/A	N/A
AWB	167,223	8.39%	79,751	4.00%	99,689	5.00%

As of June 30, 2008, the capital shortfall to qualify as “well capitalized” for AmericanWest Bank was $6.3 million.

The Company has engaged Sandler O’Neill + Partners LP to serve as its financial advisor with respect to raising additional capital and evaluating other strategic alternatives, as the previously announced public offering of up to $34.5 million of capital securities has been suspended due to adverse capital markets conditions for trust preferred securities. In addition, the Company’s board of directors directed management to complete a comprehensive review of AmericanWest’s operations to analyze additional efficiencies and opportunities. The preliminary results of this review have determined that annualized pre-tax expense savings of between $2.5 and $3.0 million could be realized through the consolidation of the Company’s commercial and retail banking delivery channels. The Company is also evaluating alternatives for improving operating performance and capital ratios through the sale of certain loans and sale or consolidation of certain financial centers.

“When it became apparent that current capital market conditions were not favorable to the issuance of capital securities, we quickly redirected efforts toward options in the new equity capital arena,” remarked Patrick Rusnak, Chief Operating Officer. “Our presence in high-growth markets and deeply rooted core deposit franchise has attracted the attention of investors who can see beyond the horizon of the current credit cycle and appreciate the future earnings potential. We intend to pursue the evaluation and decision process for this recapitalization in a thoughtful but expedient manner.”

AWBC – 2008 Q2 Earnings

July 24, 2008

Net Interest Margin:

The tax-equivalent net interest margin for the second quarter of 2008 was 4.19% as compared to 4.62% for the first quarter of 2008. This is a decrease of 118 basis points over the similar period of the prior year. The decrease from the prior quarter is due to a decline in the yield on earning assets of 71 basis points, offset by a 36 basis point reduction in the cost of interest bearing liabilities. The margin was reduced by approximately 13 basis points due to the reversal of previously accrued interest income for loans placed on non-accrual status during the second quarter. The tax equivalent net interest margin for the six months ended June 30, 2008 was 4.41% as compared to 5.08% for the similar period of the prior year. The decrease from the prior year is due to a decline in the yield on earning assets of 121 basis points, partially offset by a 75 basis point reduction in the cost of interest bearing liabilities.

The average yield on loans for the second quarter of 2008 was 6.69%, a decrease of 72 basis points from the prior quarter and 180 basis points from the second quarter of 2007. The decrease in the average yield on loans from the prior quarter was principally attributable to the re-pricing of approximately $783.5 million, or 44%, of the Company’s loan portfolio, which is indexed on a variable basis, and the reversal of previously accrued interest income for loans placed on non-accrual status. The average prime rate for the second quarter of 2008 was 5.09%, down 115 basis points from the previous quarter. The average yield on loans for the six months ended June 30, 2008 was 7.05% as compared to 8.29% in the prior year. This decrease is due mainly to the average prime rate for the six months ended June 30, 2008 of 5.66% as compared to 8.25% for the similar period of the prior year.

The average cost of interest bearing deposits for the second quarter of 2008 was 2.73%, a decrease of 28 basis points from the first quarter of 2008 and a decrease of 80 basis points from the same period in 2007. The cost of borrowed funds, including FHLB advances and subordinated debt, was 4.32% for the second quarter of 2008, representing a decrease of 49 basis points from the prior quarter and 166 basis points from the same period in 2007. The average cost of interest bearing liabilities for the six months ended June 30, 2008 was 3.17% as compared to 3.92% for the same period of the prior year due to similar reasons discussed for the three month fluctuation.

Loan Growth and Asset Quality:

Total average loans for the second quarter of 2008 increased by $12.9 million over the previous quarter, with the increase principally driven by seasonal agricultural loan advances.

Total non-performing assets, net of government guarantees on loans, were 3.44% of total assets at June 30, 2008, as compared to 2.30% at March 31, 2008 and 1.90% of total assets at December 31, 2007. Foreclosed assets at June 30, 2008 totaled $3.0 million and consisted of ten properties, as compared to $1.6 million and six properties at March 31, 2008. Non-performing loans, net of government guaranteed amounts, represented 3.94% of total loans at June 30, 2008 as compared to 2.67% of total loans at March 31, 2008, and 2.21% at December 31, 2007.

AWBC – 2008 Q2 Earnings

July 24, 2008

At June 30, 2008, the Company had approximately $33.0 million of loans which were not classified as non-performing but were internally identified as potential problem loans due to management’s concerns about the borrower’s financial condition. This represented approximately 1.87% of total outstanding loans. At March 31, 2008, potential problem loans were approximately 1.22% of total outstanding loans. This increase is principally the result of internal credit classification downgrading of certain residential construction and development loans due to softening real estate market conditions.

The Company recognized a provision for loan losses of $16.4 million, or 3.68% of average loans on an annualized basis, for the quarter ended June 30, 2008 as compared to $12.8 million, or 2.89% of average loans on an annualized basis, for the quarter ended March 31, 2008. For the quarter ended June 30, 2007, the Company recognized a provision for loan losses of $1.5 million or 0.38% of average loans on an annualized basis. For the quarter ended June 30, 2008, net charge-offs were $11.7 million, or 2.63% of average loans annualized, as compared to $11.0 million, or 2.48% of average loans annualized, for the first quarter of 2008 and $1.9 million, or 0.46%, for the second quarter of 2007.

For the six months ended June 30, 2008, the Company recognized a provision for loan losses of $29.2 million, or 3.29% of average loans annualized, as compared to $1.5 million, or 0.21% of average loans annualized, for the six months ended June 30, 2007. For the six months ended June 30, 2008, net charge-offs were $22.7 million, or 2.56% of average loans annualized, as compared to $2.3 million, or 0.33% of average loans annualized, for the six months ended June 30, 2007.

The allowance for credit losses, which is comprised of the allowance for loan losses and reserve for unfunded commitments, was $32.9 million or 1.86% of total loans, an increase of 24 basis points over March 31, 2008, 35 basis points over December 31, 2007, and 45 basis points over June 30, 2007. The allowance for credit losses represented 47% of total non-performing loans (net of government guarantees) as of June 30, 2008 as compared to 61% at March 31, 2008.

Deposits and Borrowed Funds:

Total average deposits for the second quarter of 2008 were $1.59 billion, an increase of approximately 4% from the prior quarter. The average balance of certificates of deposit increased $77 million principally due to the issuance of brokered certificates, which increased by $87 million. This growth was offset by reductions in savings/money market deposits of $15 million. Total ending deposits at June 30, 2008 were $1.61 billion, up from $1.58 billion at March 31, 2008 and $1.53 billion at December 31, 2007. The increase was related mainly to growth in the brokered certificates ($107 million since March 31, 2008, and $138 million since December 31, 2007).

Total FHLB and other borrowings at June 30, 2008 were $191 million as compared to $212 million at March 31, 2008 and $245 million at December 31, 2007. The decrease from year-end 2007 was principally due to the replacement of matured borrowings with brokered certificates of deposit.

Non-interest Income and Expense:

Non-interest income was $5.1 million for the quarter ended June 30, 2008 as compared to $4.2 million for the quarter ended March 31, 2008 and $4.7 million for the same period of the prior year. The increase over the prior quarter is principally related to fees on mortgage loan sales which increased $396 thousand, or 46%, as

AWBC – 2008 Q2 Earnings

July 24, 2008

compared to the prior quarter. Additionally, fees and service charges on deposits increased $294 thousand, or 12%, over the prior quarter related mainly to overdraft fees and debit card fees. The other non-interest income includes $61 thousand related to sales on SBA loans during the second quarter and net gains of $49 thousand related to the sale-leaseback of two properties. Approximately another $600 thousand of deferred revenue related to one of these sales will be amortized into income over the next 10 years.

Non-interest income for the six months ended June 30, 2008 was $9.3 million as compared to $7.1 million for the same period of the prior year. Fees and service charges increased $1.5 million over the prior year, principally due to higher deposit service charge and debit card fee income. Fees on mortgage loan sales have increased $774 thousand as compared to the prior year.

Non-interest expense for the three months ended June 30, 2008 was $19.2 million, as compared to $45.8 million for March 31, 2008 and $19.2 million for the same quarter of the prior year. Excluding the impact of the $27 million goodwill impairment charge recognized during the first quarter of 2008, total non-interest expense for the second quarter of 2008 increased by $458 thousand, or 2.4% over the first quarter of 2008. The increase in total non-interest expense excluding goodwill impairment as compared to the prior quarter is principally due to increased FDIC deposit insurance premiums of $259 thousand (as the result of a one-time credit being fully utilized in the prior quarter) , and increased foreclosed asset and equipment expenses, offset by a reduction in salaries and employee benefit expense. Total non-interest expense for the second quarter of 2008 increased by $65 thousand over the same period in 2007.

For the six months ended June 30, 2008 non-interest expense was $65.0 million. Excluding the goodwill impairment charge, non-interest expense would have been $38.0 million as compared to $33.0 million in the prior year. The prior year did not include the operating expenses associated with Far West Bancorporation prior to the date of the merger, April 1, 2007, which is the primary cause of the increase. The salaries and employee benefits expense increased $1.1 million or 6% and other non-interest expenses increased $1.5 million including the Far West Bancorporation merger, FDIC credit discussed previously, legal costs and professional fees for services performed.

The efficiency ratio was 74.6% for the quarter ended June 30, 2008 as compared to 70.2%, excluding the goodwill impairment charge, for the quarter ended March 31, 2008. The efficiency ratio, excluding the goodwill impairment charge, was 72.4% for the six months ended June 30, 2008 as compared to 70.5% for the same period of the prior year. The increase in the ratio level from the prior quarter is related mainly to the decrease in net interest income which was offset slightly by the increase in the non-interest income.

Income Taxes:

The effective tax benefit rate, excluding the goodwill impairment charge, for the six months ended June 30, 2008 was 37.0% as compared to 35.0% in the prior year. The tax benefit rate for the three months ended June 30, 2008 was 43.9%, as compared to a benefit rate, excluding the goodwill impairment charge, of 25% for the first quarter of 2008 and an effective tax rate of 34.9% for the similar quarter of the prior year. The tax benefit rate is an approximation of management’s estimate of the tax rate for the remainder of the year.

AWBC – 2008 Q2 Earnings

July 24, 2008

Earnings Conference Call:

The second quarter earnings conference call will be held Thursday, July 24, 2008 at 10:00 a.m. PDT (1:00 p.m. EDT). Management will discuss the second quarter 2008 operating results and provide an update on recent initiatives. Shareholders, analysts and other interested parties are invited to join the call. The call may be accessed via telephone at (800) 860-2442 (no pass code is required) or webcast at www.awbank.net/IR.

About AmericanWest Bancorporation:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank which includes Far West Bank operating as an integrated division of AmericanWest Bank. AmericanWest Bank is a community bank with 63 financial centers and two loan production offices located in Washington, Northern Idaho and Utah. For further information on the Company, please visit our web site at www.awbank.net/IR.

The press release contains certain non-GAAP measures related to eliminating the effects of goodwill impairment on certain amounts and ratios presented and management believes these measures are meaningful as they provide a comparable basis to other periods presented.

This press release includes forward-looking statements, and AmericanWest Bancorporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe AmericanWest Bancorporation’s expectations regarding future events, including the performance of the construction and development loan portfolio, cost savings from operational changes, expense control and capital raising initiatives. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Additional information regarding risks and uncertainties is included in AmericanWest Bancorporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. AmericanWest Bancorporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income (Loss):

	For the three months ended:
	6/30/2008	3/31/2008	6/30/2007
INTEREST INCOME
Interest and fees on loans	$29,784	$32,784	$34,825
Interest on securities	862	827	844
Other interest income	93	59	85

TOTAL INTEREST INCOME	30,739	33,670	35,754

INTEREST EXPENSE
Interest on deposits	8,630	9,052	10,234
Interest on borrowings	2,591	3,331	2,519

TOTAL INTEREST EXPENSE	11,221	12,383	12,753

NET INTEREST INCOME	19,518	21,287	23,001
Loan loss provision	16,400	12,800	1,538

NET INTEREST INCOME AFTER LOAN LOSS PROVISION	3,118	8,487	21,463

NON-INTEREST INCOME
Fees and service charges on deposits	2,847	2,553	2,498
Fees on mortgage loan sales	1,258	862	1,004
Other	1,000	805	1,185

TOTAL NON-INTEREST INCOME	5,105	4,220	4,687

NON-INTEREST EXPENSE
Salaries and employee benefits	10,146	10,786	11,409
Equipment expense	2,139	1,845	1,773
Occupancy expense, net	1,765	1,855	1,388
Impairment of goodwill	—	27,000	—
Amortization of intangible assets	863	885	1,063
State business and occupation tax	304	288	323
Foreclosed real estate and other foreclosed assets expense	233	63	74
Other	3,791	3,061	3,146

TOTAL NON-INTEREST EXPENSE	19,241	45,783	19,176

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	(11,018)	(33,076)	6,974
PROVISION (BENEFIT) FOR INCOME TAX	(4,806)	(1,519)	2,433

NET INCOME (LOSS)	$(6,212)	$(31,557)	$4,541

Basic earnings (loss) per common share	$(0.36)	$(1.83)	$0.26
Diluted earnings (loss) per common share	$(0.36)	$(1.83)	$0.26
Basic weighted average shares outstanding	17,211	17,206	17,177
Diluted weighted average shares outstanding	17,211	17,206	17,290
Ending book value per share	$14.16	$14.58	$16.46
Ending tangible book value per share	$7.42	$7.78	$7.84
Ending shares outstanding	17,211	17,209	17,186

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income (Loss):

	For the six months ended:
	6/30/2008	6/30/2007
INTEREST INCOME
Interest and fees on loans	$62,568	$59,154
Interest on securities	1,689	1,306
Other interest income	152	156

TOTAL INTEREST INCOME	64,409	60,616

INTEREST EXPENSE
Interest on deposits	17,682	18,754
Interest on borrowings	5,922	4,127

TOTAL INTEREST EXPENSE	23,604	22,881

NET INTEREST INCOME	40,805	37,735
Loan loss provision	29,200	1,505

NET INTEREST INCOME AFTER LOAN LOSS PROVISION	11,605	36,230

NON-INTEREST INCOME
Fees and service charges on deposits	5,400	3,888
Fees on mortgage loan sales	2,120	1,346
Other	1,805	1,858

TOTAL NON-INTEREST INCOME	9,325	7,092

NON-INTEREST EXPENSE
Salaries and employee benefits	20,932	19,827
Equipment expense	3,984	3,034
Occupancy expense, net	3,620	2,615
Impairment of goodwill	27,000	—
Amortization of intangible assets	1,748	1,354
State business and occupation tax	592	627
Foreclosed real estate and other foreclosed assets expense	296	122
Other	6,852	5,397

TOTAL NON-INTEREST EXPENSE	65,024	32,976

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	(44,094)	10,346
PROVISION (BENEFIT) FOR INCOME TAX	(6,325)	3,620

NET INCOME (LOSS)	$(37,769)	$6,726

Basic earnings (loss) per common share	$(2.19)	$0.47
Diluted earnings (loss) per common share	$(2.19)	$0.47
Basic weighted average shares outstanding	17,208	14,311
Diluted weighted average shares outstanding	17,208	14,432
Ending book value per share	$14.16	$16.46
Ending tangible book value per share	$7.42	$7.84
Ending shares outstanding	17,211	17,186

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statement of Condition:

	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
ASSETS
Cash and due from banks	$50,469	$50,483	$46,591	$58,850
Overnight interest bearing deposits with other banks	8,031	239	498	688

Cash and cash equivalents	58,500	50,722	47,089	59,538
Securities, available-for-sale at fair value	70,245	77,673	66,985	68,979
Loans, net of allowance for loan losses	1,734,318	1,725,615	1,738,838	1,625,242
Loans, held for sale	14,134	21,147	11,105	13,051
Accrued interest receivable	10,080	10,522	11,766	11,816
FHLB stock	8,790	10,147	7,801	7,801
Premises and equipment, net	45,802	48,489	47,426	44,116
Foreclosed real estate and other foreclosed assets	2,962	1,645	1,230	213
Bank owned life insurance	29,660	29,381	29,104	28,550
Goodwill	100,852	100,852	127,852	129,147
Intangible assets	15,194	16,057	16,942	19,068
Other assets	18,965	15,927	14,107	4,084

TOTAL ASSETS	$2,109,502	$2,108,177	$2,120,245	$2,011,605

LIABILITIES
Non-interest bearing demand deposits	$321,102	$339,363	$342,701	$348,763
Interest bearing deposits:
NOW, savings accounts and MMDA	655,138	701,120	678,314	659,246
Time, $100,000 and over	425,200	326,353	288,204	270,270
Other time	207,350	215,169	220,208	231,887

TOTAL DEPOSITS	1,608,790	1,582,005	1,529,427	1,510,166
FHLB advances	190,623	179,589	208,052	157,329
Other borrowings	599	32,439	36,611	274
Junior subordinated debt	41,239	41,239	41,239	41,239
Accrued interest payable	6,147	5,686	5,339	5,049
Other liabilities	18,315	16,379	15,590	14,680

TOTAL LIABILITIES	1,865,713	1,857,337	1,836,258	1,728,737
STOCKHOLDERS’ EQUITY
Common stock, no par	253,388	253,319	253,150	252,951
Retained earnings (loss)	(9,173)	(2,961)	30,709	30,273
Accumulated other comprehensive income (loss), net of tax	(426)	482	128	(356)

TOTAL STOCKHOLDERS’ EQUITY	243,789	250,840	283,987	282,868

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,109,502	$2,108,177	$2,120,245	$2,011,605

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended
	6/30/2008	GAAP 3/31/2008	Non-GAAP (1) 3/31/2008	6/30/2007
Financial Ratios, annualized:
Return on average assets	-1.18%	-5.98%	-0.86%	0.92%
Return on average equity	-9.91%	-44.58%	-6.44%	6.46%
Return on tangible average equity	-18.43%	-90.25%	-13.03%	13.60%
Efficiency ratio	74.64%	176.02%	70.17%	65.42%
Non-interest income to average assets	0.97%	0.80%	0.80%	0.95%
Non-interest expenses to average assets	3.66%	8.68%	3.56%	3.87%
Net interest margin to average earning assets (2)	4.19%	4.62%	4.62%	5.37%
Ending stockholders’ equity to assets	11.56%	11.90%	13.18%	14.06%
Ending tangible stockholders’ equity to tangible assets	6.41%	6.73%	6.73%	7.23%

	Six Months Ended
	GAAP 6/30/2008	Non-GAAP (1) 6/30/2008	6/30/2007
Year to Date Financial Ratios, annualized:
Return on average assets	-3.59%	-1.02%	0.80%
Return on average equity	-28.40%	-8.10%	6.20%
Return on tangible average equity	-55.39%	-15.79%	10.82%
Efficiency ratio	126.22%	72.36%	70.54%
Non-interest income to average assets	0.89%	0.89%	0.84%
Non-interest expenses to average assets	6.18%	3.61%	3.92%
Net interest margin to average earning assets (2)	4.41%	4.41%	5.08%

(1)	Excludes goodwill impairment.

(2)	Presented on a tax equivalent basis for tax exempt securities.

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	6/30/2008	3/31/2008	12/31/2007	6/30/2007
Loan Portfolio:
Commercial real estate	$604,246	$579,443	$580,627	$577,417
Construction, land development and other land	497,467	525,547	523,913	452,280
Commercial and industrial	282,733	316,456	321,638	293,406
Residential real estate	176,045	149,150	153,043	129,378
Agricultural	167,125	139,791	157,196	161,676
Installment and other	41,296	45,485	31,455	36,162

Total loans	1,768,912	1,755,872	1,767,872	1,650,319
Allowance for loan losses	(31,768)	(27,089)	(25,258)	(21,830)
Deferred loan fees, net of deferred costs	(2,826)	(3,168)	(3,776)	(3,247)

Net loans	$1,734,318	$1,725,615	$1,738,838	$1,625,242

Non-performing Assets:
Accruing loans over 90 days past due (1)	$0	$3,578	$0	$0
Nonaccrual loans (1)	69,632	43,269	39,098	23,640

Total non-performing loans	$69,632	$46,847	$39,098	$23,640
Foreclosed real estate and other foreclosed assets	2,962	1,645	1,230	213

Total non-performing assets	$72,594	$48,492	$40,328	$23,853

Allowance for Credit Losses:
Allowance for loan losses	$31,768	$27,089	$25,258	$21,830
Reserve for unfunded commitments	1,172	1,272	1,374	1,383

Allowance for credit losses	$32,940	$28,361	$26,632	$23,213

Credit Quality Ratios:
Non-performing loans to total gross loans (1)	3.94%	2.67%	2.21%	1.43%
Non-performing assets to total assets (1)	3.44%	2.30%	1.90%	1.19%
Allowance for loan loss to total gross loans	1.80%	1.54%	1.43%	1.32%
Allowance for credit losses to total gross loans	1.86%	1.62%	1.51%	1.41%
Allowance for credit losses to non-performing loans (1)	47.31%	60.54%	68.12%	98.19%

(1)	Amounts and ratios shown net of government guarantees on non-performing loans of $1.1 million, $1.2 million, $922 thousand, and $1.1 million, respectively.

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended			Six Months Ended
	6/30/2008	3/31/2008	6/30/2007	6/30/2008	6/30/2007
Allowance for Loan Losses:
Balance, beginning of period	$27,089	$25,258	$14,657	$25,258	$15,136
Loan loss provision	16,400	12,800	1,538	29,200	1,505
Allowance related to acquired loans	—	—	7,529	—	7,529
Loans charged-off	(12,201)	(11,088)	(2,074)	(23,289)	(2,620)
Recoveries	480	119	180	599	280

Balance, end of period	$31,768	$27,089	$21,830	$31,768	$21,830

Reserve for Unfunded Commitments:
Balance, beginning of period	$1,272	$1,374	$914	$1,374	$881
Provision for unfunded commitments	(100)	(102)	212	(202)	245
Reserve related to acquired unfunded commitments	—	—	257	—	257

Balance, end of period	$1,172	$1,272	$1,383	$1,172	$1,383

Net charge-offs to average gross loans (1)	2.63%	2.48%	0.46%	2.56%	0.33%
Provision for loan losses to average gross loans (1)	3.68%	2.89%	0.38%	3.29%	0.21%

(1)	Quarterly ratios are annualized.

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Quarter to Date Net Interest Margin:

	Three Months Ended June 30, 2008			Three Months Ended March 31, 2008			Three Months Ended June 30, 2007
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans (1)	$1,791,902	$29,784	6.69%	$1,778,977	$32,784	7.41%	$1,644,490	$34,825	8.49%
Taxable securities	52,572	655	5.01%	51,844	647	5.02%	47,883	625	5.24%
Non-taxable securities (2)	20,517	313	6.14%	17,918	273	6.13%	21,128	330	6.26%
FHLB Stock	9,212	42	1.83%	9,689	20	0.83%	7,524	12	0.64%
Overnight deposits with other banks and other	7,603	51	2.70%	2,688	39	5.84%	5,085	73	5.76%

Total interest earning assets	1,881,806	30,845	6.59%	1,861,116	33,763	7.30%	1,726,110	35,865	8.33%

Non-interest earning assets	229,959			260,208			261,758

Total assets	$2,111,765			$2,121,324			$1,987,868

Liabilities
Interest bearing demand deposits	$137,774	$183	0.53%	$138,319	$189	0.55%	$146,496	$268	0.73%
Savings and MMDA deposits	530,890	2,508	1.90%	546,262	2,953	2.17%	521,396	3,970	3.05%
Time deposits	601,158	5,939	3.97%	523,962	5,910	4.54%	496,021	5,996	4.85%

Total interest bearing deposits	1,269,822	8,630	2.73%	1,208,543	9,052	3.01%	1,163,913	10,234	3.53%

Overnight borrowings	30,194	191	2.54%	85,425	822	3.87%	58,644	826	5.65%
Junior subordinated debt	41,239	655	6.39%	41,239	736	7.18%	41,239	766	7.45%
Other borrowings	169,998	1,745	4.13%	151,672	1,773	4.70%	69,164	927	5.38%

Total interest bearing liabilities	1,511,253	11,221	2.99%	1,486,879	12,383	3.35%	1,332,960	12,753	3.84%

Non-interest bearing demand deposits	324,142			327,931			351,751
Other non-interest bearing liabilities	24,347			21,821			21,013

Total liabilities	1,859,742			1,836,631			1,705,724
Stockholders’ Equity	252,023			284,693			282,144

Total liabilities and stockholders’ equity	$2,111,765			$2,121,324			$1,987,868

Net interest income and spread		$19,624	3.60%		$21,380	3.95%		$23,112	4.49%

Net interest margin to average earning assets			4.19%			4.62%			5.37%

(1)	Includes loans held for sale and non-performing loans in average loans. Interest income includes loan fee income.

(2)	Tax-exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

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AWBC – 2008 Q2 Earnings

July 24, 2008

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Year to Date Net Interest Margin:

	Six Months Ended June 30,
	2008			2007
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans (1)	$1,785,447	$62,568	7.05%	$1,438,143	$59,154	8.29%
Taxable securities	52,214	1,302	5.01%	39,124	995	5.13%
Non-taxable securities (2)	19,218	586	6.13%	15,084	471	6.30%
FHLB Stock	9,450	62	1.32%	6,925	18	0.52%
Overnight deposits with other banks and other	5,213	90	3.47%	4,791	138	5.81%

Total interest earning assets	1,871,542	64,608	6.94%	1,504,067	60,776	8.15%

Non-interest earning assets	245,046			192,774

Total assets	$2,116,588			$1,696,841

Liabilities
Interest bearing demand deposits	$138,046	$372	0.54%	$117,743	$446	0.76%
Savings and MMDA deposits	538,576	5,462	2.04%	454,357	7,067	3.14%
Time deposits	562,560	11,848	4.24%	465,591	11,241	4.87%

Total interest bearing deposits	1,239,182	17,682	2.87%	1,037,691	18,754	3.64%

Overnight borrowings	57,810	1,013	3.52%	40,524	1,130	5.62%
Junior subordinated debt	41,239	1,392	6.79%	32,126	1,228	7.71%
Other borrowings	160,834	3,517	4.40%	65,664	1,769	5.43%

Total interest bearing liabilities	1,499,065	23,604	3.17%	1,176,005	22,881	3.92%

Non-interest bearing demand deposits	326,550			285,351
Other noninterest bearing liabilities	23,571			16,800

Total liabilities	1,849,186			1,478,156
Stockholders’ Equity	267,402			218,685

Total liabilities and stockholders’ equity	$2,116,588			$1,696,841

Net interest income and spread		$41,004	3.77%		$37,895	4.23%

Net interest margin to average earning assets			4.41%			5.08%

(1)	Includes loans held for sale and non-performing loans in average loans. Interest income includes loan fee income.

(2)	Tax-exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

AWBC – 2008 Q2 Earnings

July 24, 2008

Contacts:

AmericanWest Bancorporation

Robert M. Daugherty

President and CEO

509.344.5329

bdaugherty@awbank.net

or

Patrick J. Rusnak

Chief Operating Officer

509.232.1963

prusnak@awbank.net

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